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                                                                     EXHIBIT 3.2


                            800 TRAVEL SYSTEMS, INC.
                            (a Delaware corporation)

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                          AMENDED AND RESTATED BY-LAWS

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                                   ARTICLE I

                                    OFFICES

         1.1 Registered Office. The registered office of the Corporation within the State of Delaware shall be located at the principal place of business in said state of the corporation or individual acting as the Corporation's registered agent in Delaware.

         1.2 Other Offices. The Corporation may also have offices and places of business at such other places, within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                                  STOCKHOLDERS

         2.1 Record Date. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the directors may fix, in advance, a record date, which shall not be more than 60 days nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meeting;
provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
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         2.2  Meaning of Certain Terms.  As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "share of stock" or "shares of stock" or "stockholder" or "stockholders" refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the Corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the Certificate of Incorporation, as from time to time amended and/or restated and in effect (the "Certificate of Incorporation"), confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom the General Corporation
Law confers such rights notwithstanding that the Certificate of Incorporation, may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder; provided, however, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the Certificate of Incorporation, except as any provision of law may otherwise require.

         2.3  Stockholder Meetings.

                 2.3.1 Time. The annual meeting of stockholders for the election of directors shall be held on the date and at the time fixed, from time to time, by the directors, provided that the first annual meeting shall held on a date within thirteen months after the organization of the Corporation, and each successive annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting. A special meeting shall be held on the date and at the time fixed, from time to time, by the directors or by the stockholders holding at least twenty- five percent (25%), by voting power, of the Corporation's outstanding capital stock.

                 2.3.2 Place. Annual meetings and special meetings shall be held at such place, within or without the State of Delaware, as the directors may, from time to time, fix. Whenever the directors shall fail to fix such place, the meeting shall be held at the registered office of the Corporation in the State of Delaware.

                 2.3.3 Call. Annual meetings and special meetings may be called by the directors or by any officer instructed by the directors to call the meeting.

                 2.3.4 Notice or Waiver of Notice. Written notice of all meetings shall be given, stating the place, date, and hour of the meeting and stating the place within the city or other municipality or community at which the list of stockholders of the Corporation may be examined. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall, if any other action which could be taken at a special meeting is to be taken at such annual meeting, state the purpose or purposes. The notice of a special meeting shall in all instances state the
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purpose or purposes for which the meeting is called.  The notice of any meeting shall also include, or be accompanied by, any additional statements, information, or documents prescribed by the General Corporation Law. Except as otherwise provided by the General Corporation Law, a copy of the notice of any meeting shall be given, personally or by mail, not less than 10 days nor more than 60 days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, and directed to each stockholder of record entitled to vote at such meeting at his record address or at such other address which he may have furnished by request in writing to the Secretary of the Corporation. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States Mail. Notice need not be given to any stockholder who submits a written waiver of notice signed by him before or after the time stated therein. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

                 2.3.5 Stockholder List. The officer or agent who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city or other municipality or community where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote at any meeting of stockholders.

                 2.3.6 Conduct of Meeting. Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting: the Chairman of the Board, if any; the Vice- Chairman of the Board, if any; a Co-Chief Executive Officer; the President; a Vice-President; or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders. The Secretary of the Corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the Chairman of the meeting shall appoint a secretary of the meeting.

                 2.3.7 Proxy Representation. Every stockholder may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing





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consent or dissent without a meeting.  Every proxy must be signed by the stockholder or by his attorney-in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

                 2.3.8 Inspectors. The directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.

                 2.3.9 Quorum. The holders of a majority of the issued and outstanding shares of stock of the Corporation entitled to vote, represented in person or by proxy, shall be necessary to and shall constitute a quorum at a meeting of stockholders for the transaction of any business. If, however, such quorum is not present or represented at any meeting of stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. Notwithstanding the foregoing, if after any such adjournment the Board of Directors shall fix a new record date for the adjourned meeting, or if the adjournment is for more than thirty (30) days, a notice of such adjourned meeting shall be given as provided in Section 2.3.4 of these By-Laws.

                 2.3.10 Voting. Each share of stock shall entitle the holder thereof to one vote. In the election of directors, a plurality of the votes cast shall elect. Any other action shall be authorized by a majority of the votes cast except where the General Corporation Law prescribes a different percentage of votes and/or a different exercise of voting power, and except as may be otherwise prescribed by the provisions of the Certificate of Incorporation.





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                                  ARTICLE III

                                   DIRECTORS

         3.1 Functions and Definition. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation. The Board of Directors shall have the authority to fix the compensation of the members thereof. The use of the phrase "whole board" herein refers to the total number of directors which the Corporation would have if there were no vacancies.

         3.2 Qualifications and Number. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of directors constituting the whole Board of Directors shall be fixed from time to time by action of the directors. The number of directors may be increased or decreased by action of the Board of Directors.

         3.3 Nomination, Classification, Election, Term Removal and Vacancies. The nomination, classification, election, term and removal of directors and the filling of newly created directorships and vacancies in the Board of Directors shall be governed by the Certificate of Incorporation. Any director may resign at any time upon written notice to the Corporation. Directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office for the term prescribed in the Certificate of Incorporation and until their successors are elected and qualified or until their earlier resignation or removal. In the interim between annual meetings of stockholders or of special meetings of stockholders called for the election of directors and/or for the removal of one or more directors and for the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause or without cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

         3.4     Meetings.

                 3.4.1 Time. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

                 3.4.2 Place. Meetings shall be held at such place within or without the State of Delaware as shall be fixed by the Board.

                 3.4.3 Call. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman





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of the Board, if any, the President, if any, or the Chief Executive Officer, or
by a majority of the directors in office.

                 3.4.4 Notice or Actual or Constructive Waiver. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of a majority of the directors thereat. Notice need not be given to any director or to any member of a committee of directors who submits a written waiver of notice signed by him before or after the time stated therein. Attendance of any such person at a meeting shall constitute a waiver of notice of such meeting, except when he attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any written waiver of notice.

                 3.4.5 Quorum and Action. A majority of the whole Board shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided, that such majority shall constitute at least one-third of the whole Board. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as herein otherwise provided the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of these By-Laws which govern a meeting of directors held to fill vacancies and newly created directorships in the Board or action of disinterested directors. In the event of any conflict between the quorum and voting provisions contained herein and the General Corporation Law, the provisions of the General Corporation Law shall govern.

                 3.4.6 Telephone Participation. Any member or members of the Board of Directors or of any committee designated by the Board, may participate in a meeting of the Board, or any such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

                 3.4.7 Chairman of the Meeting. The Chairman of the Board, if any and if present and acting, shall preside at all meetings. Otherwise, the Chief Executive Officer or the President, if present and acting, or any other director chosen by the Board, shall preside.

         3.5 Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any such committee or committees, the member or members thereof present at any meeting and not disqualified from





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voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation with the exception of any authority the delegation of which is prohibited by Section 141 of the General Corporation Law, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

         3.6 Written Action. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                                   ARTICLE IV

                                    OFFICERS

         4.1 Officers. The officers of the Corporation shall consist of a [Chief Executive Officer,] a President, a Chairman of the Board, a Secretary, a Chief Financial Officer, and, if deemed necessary, expedient, or desirable by the Board of Directors, a Vice-Chairman of the Board, an Executive Vice-President, one or more other Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers with such titles as the resolution of the Board of Directors choosing them shall designate. Except as may otherwise be provided in the resolution of the Board of Directors choosing him, no officer other than the Chairman of the Board, if any, need be a director. Any number of offices may be held by the same person, as the directors may determine.

         4.2 Term of Office. Unless otherwise provided in the resolution choosing him, each officer shall be chosen for a term which shall continue until the meeting of the Board of Directors following the next annual meeting of stockholders and until his successor shall have been chosen and qualified.

         4.3 Duties. The officers of the Corporation shall each have such powers and duties as are set forth in these By-Laws and as generally pertain to their respective offices, and as from time to time may be conferred upon them by the Board of Directors. The Chairman of the Board of Directors, if there be a Chairman, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be assigned by the Board of Directors. The Chief Executive Officer shall have the general management and superintendence of the affairs of the Corporation, subject to the direction of the Board of Directors. He shall preside at all meetings of the shareholders and, in the absence or disability of the Chairman of the Board of Directors, or if there be no Chairman, shall preside at all meetings of the Board of Directors. The President shall be responsible for the general management of the day to day affairs of the Corporation, subject to directions of the Chief Executive Officer or, in the absence of a





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Chief Executive Officer, the Board of Directors.  In the absence or disability of the Chief Executive Officer, the President shall preside at all meetings of the shareholders. The Secretary shall keep the minutes of meetings of the Board of Directors and of the shareholders; shall be the custodian of the records and of the seal of the Corporation; shall attend to all correspondence and shall perform other duties incidental to such office. The Treasurer shall have care and custody of the funds and securities of the Corporation; shall keep complete and accurate books of account and financial records of the Corporation; shall render financial reports to the Board of Directors and the shareholders and shall perform other duties incidental to such office. The Vice-President or Vice-Presidents, the Assistant Secretary or Assistant Secretaries, the Assistant Treasurer or Assistant Treasurers shall, in the order of their respective seniorities, in the absence or disability of the President, Secretary or Treasurer, respectively, perform the duties of such officer and shall generally assist the President, Secretary or Treasurer, respectively.

         4.4 Delegation of Duties. Unless otherwise ordered by the Board of Directors, the President, or, in the event of his inability to act, the Vice-President designated by the Board of Directors to act in the absence of the President, shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meetings of security holders of corporations in which the Corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities, and which as the owner thereof the Corporation might have possessed and exercised, if present. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.

                                   ARTICLE V

                               STOCK CERTIFICATES

         5.1     Certificates Representing Stock.

                 5.1.1 Signatures. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of, the Corporation by the Chairman of the Board of Directors, if any, or by the Chief Executive Officer or President and by the Chief Financial Officer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation certifying the number of shares owned by him in the Corporation. Any and all signatures on any such certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

                 5.1.2 Issuance in Series. Whenever the Corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the Corporation shall issue any shares of its stock as partly paid stock, the certificates representing shares of any such class or series or of any such partly paid stock shall set forth thereon the





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statements prescribed by the General Corporation Law.  Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

                 5.1.3 Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Board of Directors may require the owner of any lost, stolen, or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate.

         5.2 Stock Transfers. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the Corporation shall be made only on the stock ledger of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.

                                   ARTICLE VI

                               GENERAL PROVISIONS

         6.1 Corporate Seal. The corporate seal shall be in such form as the Board of Directors shall prescribe.

         6.2 Fiscal Year. The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.

         6.3 Facsimile Signatures. In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these By-Laws, facsimile signatures of any officer or officers of the Corporation may be used in any manner and for any purpose authorized by the Board of Directors or a committee thereof.

         6.4 Time Periods. In applying any provision of these By-Laws which requires that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.





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                                  ARTICLE VII

                              CONTROL OVER BY-LAWS

         7.1 Subject to the provisions of the General Corporation Law, the power to make, amend, alter or repeal these By-Laws and to adopt new By-Laws may be exercised by the Board of Directors or by the stockholders.





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